Document Summary:

     Document:     EX-23-95
     Author:
     Addressee:
     Operator:

     Creation Date:      03/28/1996
     Modification Date:  03/28/1996

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                     Exhibit 23

       Consent of Independent Certified Public Accountants






The Board of Directors
IWC Resources Corporation:

           We consent to incorporation by reference in the Registration Statement No. 33-30221 on Form S-8 and Registration Statement No. 33-6406 on Form S-3 (originally on Form S-16) of IWC Resources Corporation of our reports dated January 25, 1996, relating to the consolidated balance sheets of IWC Resources Corporation and subsidiaries as of December 31, 1995 and 1994, and the related consolidated statements of shareholders' equity earnings and cash flows for each of the years in the three-year period ended December 31, 1995, which report appears in the 1995 Annual Report to Shareholders and has been incorporated by reference in the December 31, 1995 annual report on Form 10-K of IWC Resources Corporation.





KPMG PEAT MARWICK LLP
Indianapolis, Indiana

March 22, 1996